UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 16, 2020

RTI SURGICAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38832	83-2540607
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road, Suite 315, Deerfield, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 343-6832

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
common stock, $0.001 par value	RTIX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure.

In connection with RTI Surgical Holdings, Inc. (the “Company”) recent announcement of its entry into an agreement to sell the Company’s OEM business to an affiliate of Montagu Private Equity LLP (“Montagu”), a global private equity firm, the Company has elected to provide additional historical revenue information regarding its two segments. The following table discloses the Company’s quarterly revenue for fiscal 2018 and the first three quarters of fiscal 2019 for its Spine and OEM segments.

The information is furnished pursuant to Item 7.01 of this Current Report shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Revenues

(Unaudited, in thousands)

	2018					2019
	Q1	Q2	Q3	Q4	Full Year	Q1	Q2	Q3	Total
Spine Revenues:
Domestic	$19,263	$18,934	$20,741	$20,749	$79,687	$20,005	$26,671	$23,661	$70,337
International	4,124	3,647	3,380	3,460	14,611	4,329	6,570	5,112	16,011

Subtotal Spine	23,387	22,581	24,121	24,209	94,298	24,334	33,241	28,773	86,348

OEM Revenues:
Domestic	44,679	46,029	43,453	44,843	179,004	43,687	47,280	46,186	137,153
International	1,824	2,075	1,490	2,164	7,553	1,720	1,786	1,170	4,676

Subtotal OEM	46,503	48,104	44,943	47,007	186,557	45,407	49,066	47,356	141,829

Total	$69,890	$70,685	$69,064	$71,216	$280,855	$69,741	$82,307	$76,129	$228,177

Item 8.01. Other Events.

In connection with the Company’s recent announcment of its entry into an agreement to sell the Company’s OEM business to an affiliate of Montagu, the Company is making available the historical revenue information set forth in Item 7.01 of this Current Report. Such historical revenue information is incorporated in this Item 8.01 of this Current Report by reference.

Important Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting related to the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN SUCH DOCUMENTS BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the proxy statement and other relevant materials filed by the Company with the SEC free of charge at the SEC’s website, www.sec.gov, from the Company at its website, www.rtix.com, or by contacting the Company’s Investor Relations at (847) 530-0249.

Participants in Solicitation

The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information concerning the Company’s participants is set forth in the proxy statement, filed March 25, 2019, for the Company’s 2019 annual meeting of stockholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the proposed transaction will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTI SURGICAL HOLDINGS, INC.

Date: January 17, 2020	By:	/s/ Joshua H. DeRienzis
	Name:	Joshua H. DeRienzis
	Title:	Vice President, General Counsel and Corporate Secretary